EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 22, 2010 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net loss available to shareholders of $1,384,000, or $(0.16) per diluted share for the third quarter of 2010, down from third quarter 2009 net income available to shareholders of $18,000, or $0.00 per diluted share, while net loss available to shareholders for nine months ended September 30, 2010 was $879,000, or $(0.11) per diluted share, compared to net loss available to shareholders for the comparable period in 2009 of $5,966,000, or $(0.83) per diluted share. The decrease in net income for the comparable quarterly periods was primarily driven by the loss from sale and write-down on OREO properties that resulted in losses of $1.6 million in third quarter 2010 compared to $374 thousand in third quarter 2009, while the increase in net income for the comparable year to date periods is primarily driven by the decrease in loan loss provisions from $21.6 million for nine months ended September 30, 2009 to $10.9 million for the comparable 2010 period. "Though disappointed with 2010 earnings that are below our historic standards, our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem loan assets. Losses from the sale and write-down of OREO properties in the third quarter dampened our quarterly results, but it was encouraging that an auction of coastal properties in the Savannah market generated significant interest and combined with sales in other markets allowed Colony to dispose of approximately $6.2 million in OREO property holdings during the quarter. Until there is some stabilization with the real estate market and economy, we expect problem assets and charge-offs to continue to be elevated above historical levels and loan demand to continue to be slow and sluggish. We have said for some time that we are committed to reducing our non-performing assets to an acceptable level in a timely and prudent manner and returning to our accustomed earnings standards. That commitment continued in the third quarter and though we still have work to do, we have made significant progress," said Al D. Ross, President and Chief Executive Officer.

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2010, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.74 percent, 13.41 percent and 14.69 percent, respectively, compared to 8.30 percent, 11.79 percent  and 13.07 percent, respectively, at December 31, 2009. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the third quarter of 2010, the Company reported net interest income of $9.06 million and a net interest margin of 3.09 percent, compared to $10.30 million and 3.38 percent, respectively, for third quarter 2009. While anemic loan demand is hampering net interest margin, the Company continues to work toward net interest margin improvement through deposit and loan pricing guidance. At the same time, the Company is minimizing interest rate risk exposure by extending some liabilities to longer maturities in anticipation of higher interest rates in the future and maintaining higher levels of liquidity for balance sheet structuring. Extending liabilities and maintaining higher liquidity levels will pressure our net interest margin in the near term, but we feel prudent for interest rate risk management in the current low interest rate environment. Net interest margin decreased to 3.09% for third quarter 2010 compared to 3.20% for second quarter 2010.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on asset quality. Non-performing assets increased slightly from June 30, 2010 to $47.50 million, or 5.46 percent of total loans and other real estate owned as of September 30, 2010. This compares to $46.05 million, or 5.25 percent as of June 30, 2010 and $53.4 million, or 5.62 percent as of December 31, 2009 and $55.25 million, or 5.59% as of September 30, 2009. The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions in 2010, 2009 and 2008.  The Company increased its loan loss provisions from the same year ago period as the third quarter 2010 provision for loan losses was $4.20 million compared to $4.00 million for the same 2009 period, while year to date 2010 provision for loan losses was $10.85 million compared to $21.58 million for the same 2009 period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the housing and real estate downturn.  Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the third quarter of 2010, net charge-offs were $4.98 million, or 0.58 percent of average loans as compared to net charge-offs of $1.02 million, or 0.11 percent of average loans in third quarter 2009, while year to date 2010 net charge-offs were $14.50 million, or 1.65 percent of average loans as compared to net charge-offs of $17.24 million, or 1.79 percent of average loans for the same 2009 comparable period. The loan loss reserve was $27.75 million on September 30, 2010, or 3.27 percent of total loans compared to $31.40 million on December 31, 2009, or 3.37 percent of total loans and compared to $21.36 million, or 2.20 percent on September 30, 2009.  Management believes that the 2010 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at September 30, 2010.

Noninterest Income

Total noninterest income remained fairly constant as third quarter 2010 noninterest income was $2.66 million compared to $2.33 million in the same comparable 2009 period. Gains realized from the sale of securities increased $313 thousand over the comparable 2009 period to primarily account for the increase. Year to date 2010 total noninterest income declined to $7.22 million from $8.29 million for the comparable 2009 period with gains on the sale of securities decreasing $1.35 million over the comparable 2009 period to primarily account for the difference. The company has been successful in generating SBA loans during the year and has realized $514 thousand from the sale of SBA loans year to date 2010 compared to $130 thousand for the comparable 2009 period. The increased activity with SBA lending has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E.

Noninterest Expense

Other significant factors negatively impacting 2010 earnings were FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result, rates utilized for quarterly insurance assessments have increased. Year to date 2010 FDIC insurance assessments total $1.42 million, though this is down from 2009 FDIC insurance assessments of $2.21 million for the comparable period when a special insurance premium was assessed in second quarter 2009.   Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $1.13 million for year to date 2010 compared to $932 thousand for the same 2009 period.   In addition, year to date 2010 write-downs on OREO property and the loss from sale of OREO property and repossessions resulted in losses of $2.52 million compared to losses of $374 thousand for the same year ago period.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/10	09/30/09	09/30/10	09/30/09
Net Interest Income	$9,062	$10,304	$28,336	$29,303
Provision for Loan Losses	4,200	4,000	10,850	21,580
Non-interest Income	2,664	2,332	7,223	8,290
Non-interest Expense	9,115	8,104	25,124	23,760
Income Taxes (Benefits)	(555)	164	(586)	(2,796)
Net Income	(1,034)	368	171	(4,951)
Preferred Stock Dividend	350	350	1,050	1,015
Net Income Available to Common Shareholders	(1,384)	18	(879)	(5,966)

PER COMMON SHARE SUMMARY	QUARTER ENDED		YEAR-TO-DATE
	09/30/10	09/30/09	09/30/10	09/30/09
Common Shares Outstanding	8,444,308	7,229,163	8,444,308	7,229,163
Weighted Average Basic Shares	8,447,855	7,217,006	8,049,267	7,209,852
Weighted Average Diluted Shares	8,447,855	7,217,006	8,049,267	7,209,852
Earnings Per Basic Share (b)	$(0.16)	$0.00	$(0.11)	$(0.83)
Earnings Per Diluted Share (b)	$(0.16)	$0.00	$(0.11)	$(0.83)
Dividends Declared Per Share	$0.00	$0.00	$0.00	$0.15
Common Book Value Per Share	$8.11	$10.62	$8.11	$10.62
Tangible Common Book Value Per Share	$8.07	$10.24	$8.07	$10.24

	QUARTER ENDED		YEAR-TO-DATE
	09/30/10	09/30/09	09/30/10	09/30/09
OPERATING RATIOS (1)
Net Interest Margin(a)	3.09%	3.38%	3.15%	3.24%
Return on Average Assets (b)	(0.44)%	0.01%	(0.09)%	(0.62)%
Return on Average Total Equity (b)	(5.72)%	0.07%	(1.25)%	(7.42)%
Efficiency (c)	84.02%	67.00%	74.13%	68.55%
(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-
equivalent net interest income and non-interest income and excluding security gains/losses and goodwill impairment expenses.
	QUARTER ENDED
ENDING BALANCES	09/30/10	09/30/09
Total Assets	$1,231,489	$1,290,891
Loans, Net of Reserves	822,161	949,629
Allowance for Loan Losses	27,754	21,359
Goodwill	--	2,412
Intangible Assets	304	340
Deposits	1,005,232	1,015,414
Common Shareholders' Equity	68,491	76,746
Common Equity to Total Assets	5.56%	5.95%
Total Equity	95,959	104,067
Total Equity to Total Assets	7.79%	8.06%
	QUARTER ENDED		YEAR-TO-DATE
	09/30/10	09/30/09	09/30/10	09/30/09
AVERAGE BALANCES
Total Assets	$1,247,711	$1,295,833	$1,274,776	$1,282,396
Loans, Net of Reserves	824,627	947,400	845,046	944,979
Deposits	1,010,973	1,026,094	1,034,387	1,011,256
Common Shareholders' Equity	69,269	76,500	66,655	80,702
Total Equity	96,718	103,802	94,067	107,249
	QUARTER ENDED		YEAR-TO-DATE
	9/30/2010	09/30/09	9/30/2010	9/30/2009
ASSET QUALITY
Nonperforming Loans	$26,628	$38,733	$26,628	$38,733
Nonperforming Assets	47,498	55,249	47,498	55,249
Net Loan Chg-offs (Recoveries)	4,982	1,016	14,497	17,237
Reserve for Loan Loss to Gross Loans	3.27%	2.20%	3.27%	2.20%
Reserve for Loan Loss to Non- performing Loans	104.23%	55.14%	104.23%	55.14%
Reserve for Loan Loss to Non- performing Assets	58.43%	38.66%	58.43%	38.66%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.58%	0.11%	1.65%	1.79%
Nonperforming Loans to Gross Loans	3.13%	3.99%	3.13%	3.99%
Nonperforming Assets to Total Assets	3.86%	4.28%	3.86%	4.28%
Nonperforming Assets to Total Loans And Other Real Estate	5.46%	5.46%	5.46%	5.59%
Quarterly Comparative Data (in thousands, except per share data)
	3Q2010	2Q2010	1Q2010	4Q2009	3Q2009

Assets	$1,231,489	$1,251,777	$1,300,527	$1,307,089	$1,290,891
Loans	822,161	827,798	855,486	899,851	949,629
Deposits	1,005,232	1,008,365	1,056,010	1,057,585	1,015,414
Common Shareholders' Equity	68,491	70,654	67,371	61,918	76,746
Total Equity	95,959	98,085	94,765	89,275	104,067
Net Income	(1,034)	521	684	(14,233)	368
Net Income Available to
Common Shareholders	(1,384)	171	334	(14,583)	18
Net Income Per Share	(0.16)	0.02	0.05	(2.02)	0
Dividends Declared Per Share	0	0	0	0	0

Key Performance Ratios	3Q2010	2Q2010	1Q201	4Q2009	3Q2009

Return on Average Assets (1)	(0.44)%	0.05%	0.10%	(4.49)%	0.01%
Return on Average Total Equity (1)	(5.72)%	0.72%	1.48%	(57.78)%	0.07%
Common Equity to Total Assets	5.56%	5.64%	5.18%	4.74%	5.95%
Total Equity to Total Assets	7.79%	7.84%	7.29%	6.83%	8.06%
Net Interest Margin	3.09%	3.20%	3.16%	3.36%	3.38%
(1) Computed using net income available to shareholders
Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	September 30, 2010	September 30, 2009
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$21,243	$16,559
Federal Funds Sold	13,327	--
	34,570	16,559
Interest-Bearing Deposits	21,285	162
Investment Securities
Available for Sale, at Fair Value	270,793	247,014
Held for Maturity, at Cost (Fair Value of $52 and $62 as of Sept. 30, 2010 and Sept. 30, 2009, Respectively)	50	60
	270,843	247,074
Federal Home Loan Bank Stock, at Cos	6,300	6,345
Loans	849,983	971,132
Allowance for Loan Losses	(27,754)	(21,359)
Unearned Interest and Fees	(68)	(144)
	822,161	949,629
Premises and Equipment	27,578	29,022
Other Real Estate	20,738	16,516
Goodwill	--	2,412
Other Intangible Assets	304	340
Other Assets	27,710	22,832
Total Assets	$1,231,489	$1,290,891

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$76,149	$70,345
Interest-Bearing	929,083	945,069
	1,005,232	1,015,414
Borrowed Money
Federal Funds Purchased	--	5,697
Securities Sold Under Agreements to Repurchase	25,000	45,232
Subordinated Debentures	24,229	24,229
Other Borrowed Money	76,469	91,000
	125,698	166,158
Other Liabilities	4,600	5,252

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000
Shares, Issued 28,000 Shares	27,468	27,321
Common Stock, Par Value $1; Authorized 20,000,000
Shares, Issued 8,444,308 and 7,229,163 Shares	8,444	7,229
Paid in Capital	29,186	25,393
Retained Earnings	28,564	44,173
Restricted Stock- Unearned Compensation	(70)	(206)
Accumulated Other Comprehensive Loss, Net of Tax	2,367	157
	95,959	104,067
Total Liabilities and Stockholders' Equity	$1,231,489	$1,290,891
(1) Computed using net income available to shareholders

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)
	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	09/30/10	9/30/2009	09/30/10	09/30/09
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$12,899	$14,569	$39,370	$43,342
Federal Funds Sold	28	3	68	14
Deposits with Other Banks	10	--	27	--
Investment Securities
U.S. Government Agencies	1,448	1,932	5,119	5,886
State, County and Municipal	26	59	74	207
Corporate Obligations/Asset-Backed Sec.	23	74	113	287
Dividends on Other Investments	7	13	15	13
	14,441	16,650	44,786	49,749
Interest Expense
Deposits	4,309	5,202	13,179	16,928
Federal Funds Purchased and
Repurchase Agreements	182	222	549	658
Borrowed Money	888	922	2,722	2,860
	5,379	6,346	16,450	20,446
Net Interest Income	9,062	10,304	28,336	29,303
Provision for Loan Losses	4,200	4,000	10,850	21,580
Net Interest Income After Provision
for Loan Losses	4,862	6,304	17,486	7,723
Noninterest Income
Service Charges on Deposits	879	1,125	2,722	3,155
Other Service Charges, Commissions
and Fees	291	259	849	747
Mortgage Fee Income	89	129	229	352
Securities Gains	922	609	1,800	3,147
Other	483	210	1,623	889
	2,664	2,332	7,223	8,290
Noninterest Expense
Salaries and Employee Benefits	3,474	3,556	10,538	10,946
Occupancy and Equipment	1,149	1,132	3,355	3,182
Other	4,492	3,416	11,231	9,632
	9,115	8,104	25,124	23,760
Income (Loss) Before Income Taxes	(1,589)	532	(415)	(7,747)
Income Taxes (Benefits)	(555)	164	(586)	(2,796)
Net Income (Loss)	(1,034)	368	171	(4,951)
Preferred Stock Dividends	350	350	1,050	1,015

Net Income (Loss) Available to
Common Shareholders	$(1,384)	$18	$(879)	$(5,966)
Net Income (Loss) Per Share of Common Stock
Basic	$(0.16)	$0.00	$(0.11)	$(0.83)
Diluted	$(0.16)	$0.00	$(0.11)	$(0.83)
Weighted Average Basic Shares Outstanding	8,447,855	7,217,006	8,049,267	7,209,852
Weighted Average Diluted Shares Outstanding	8,447,855	7,217,006	8,049,267	7,209,852
CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002